Exhibit 99.1
Eagle Rock Enters into Definitive Agreements to Enhance Liquidity and Simplify its Capital Structure
Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ:EROC) announced today that certain of its affiliates and subsidiaries have entered into definitive agreements, described below, with respect to the previously announced joint proposal from Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. (collectively with certain of their affiliates, “NGP”) and Black Stone Minerals Company, L.P. (collectively with certain of its affiliates, “Black Stone”). The transactions contemplated in the agreements serve to improve the Partnership’s liquidity position and simplify its capital structure.
The definitive agreements referenced above include: (i) a Securities Purchase and Global Transaction Agreement (the “Global Transaction Agreement”), entered into between Eagle Rock and NGP, including Eagle Rock’s general partner entities controlled by NGP, and (ii) a Purchase and Sale Agreement (the “Minerals Business Sale Agreement”), entered into between Eagle Rock and Black Stone for the sale of Eagle Rock’s Minerals Business (as defined in Eagle Rock’s filings with the U.S. Securities and Exchange Commission).
The Global Transaction Agreement and Minerals Business Sale Agreement seek to simplify and recapitalize the Partnership through a series of transactions including:
•	An option in favor of Eagle Rock, exercisable by the issuance of 1,000,000 newly-issued common units, to capture the value of its controlling interest through (i) acquiring its general partner and the 844,551 general partner units outstanding, and (ii) reconstituting its board to allow the Partnership’s common unitholders to elect the majority of its directors;

•	The sale of Eagle Rock’s Minerals Business to Black Stone for total consideration of $174.5 million in cash, up from the $170 million contemplated in the joint proposal Eagle Rock received from NGP and Black Stone on November 7, 2009;

•	The simplification of the Partnership’s capital structure through the contribution, and resulting cancellation, of Eagle Rock’s existing incentive distribution rights and 20.7 million subordinated units currently held by NGP;

•	A rights offering in which NGP will fully participate with respect to 9.5 million common and general partner units it controls; and

•	For a period of up to five months following unitholder approval of the Global Transaction Agreement, NGP’s commitment to back-stop up to $41.6 million, at a price of $3.10 per unit, an Eagle Rock equity offering to be undertaken at the sole option of the Partnership’s Conflicts Committee.
In exchange for NGP’s contributions and commitments under the Global Transaction Agreement, Eagle Rock will pay NGP a transaction fee of $29 million. This fee is contemplated to be paid upon completion of the equity offering or expiration of the back-stop commitment.

The sale of the Minerals Business and full exercise of the rights offering would provide approximately $225 million of potential debt reduction (before any transaction fees) under the Partnership’s revolving credit facility. Borrowed amounts could be reduced further by the proceeds from an equity offering done at a later date.
“The contemplated transactions provide needed near-term liquidity by way of the sale of our Minerals Business and the rights offering, while offering protection to the Partnership against a further economic downturn by way of the contemplated equity backstop,” said Joseph A. Mills, Chairman and Chief Executive Officer.
Mr. Mills added, “Equally as important, the contemplated transactions seek to simplify our capital structure and governance, which should make Eagle Rock attractive to a broader investor base and improve our access to the capital markets. This, in turn, should enhance our ability to grow and ultimately to pay a more meaningful distribution to our unitholders.”
The Conflicts Committee of Eagle Rock’s Board of Directors has, pursuant to the terms of the Eagle Rock partnership agreement, granted “Special Approval” of, and recommended that the Board of Directors approve, the definitive agreements and the transactions contemplated thereby, including certain partnership agreement amendments. Based on the recommendation of its Conflicts Committee, the Board of Directors has approved the applicable definitive agreements and has recommended, along with the Conflicts Committee, that the public unitholders of Eagle Rock approve the Global Transaction Agreement and related amendments to the Eagle Rock partnership agreement.
Completion of the initial restructuring of the Partnership is expected to occur in the first half of 2010, subject to customary closing conditions including approval of the Global Transaction Agreement and the transactions contemplated therein, including certain partnership agreement amendments, by a majority of the common units held by non-affiliates of NGP.
The Global Transaction Agreement and the Minerals Business Purchase Agreement are expressly conditioned upon unitholder approval of the Global Transaction Agreement, including certain partnership agreement amendments contemplated therein. In addition, each of the Minerals Business Purchase Agreement and the Global Transaction Agreement is conditioned upon the consummation of the transactions contemplated by the other.
A copy of the Global Transaction Agreement and the Minerals Business Sale Agreement, and related ancillary agreements, have been concurrently filed by Eagle Rock on Form 8-K with the U.S. Securities and Exchange Commission.
SMH Energy, a division of Madison Williams and Company, is acting as financial advisor to the Conflicts Committee and has delivered a fairness opinion. Andrews Kurth LLP is acting as counsel to the Conflicts Committee.

Vinson & Elkins L.L.P. is acting as counsel to the Partnership with respect to the Global Transaction Agreement. Thompson & Knight LLP is acting as counsel to the Partnership with respect to the sale of the Minerals Business.
Akin Gump Strauss Hauer & Feld LLP is acting as counsel to NGP.
About Eagle Rock Energy Partners, L.P.
The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing interests in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.
“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.
Important Additional Information Regarding the Simplification and Recapitalization will be Filed with the Securities and Exchange Commission (“SEC”):
In connection with the proposed recapitalization, Eagle Rock will file a proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT EAGLE ROCK AND THE RECAPITALIZATION. Investors and security holders may obtain copies of the proxy statement and other documents that Eagle Rock files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on Eagle Rock’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
Eagle Rock and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of Eagle Rock in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Information regarding the directors and executive officers of Eagle Rock is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock as described above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.
This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, and the Partnership’s Forms 10-Q filed subsequently with the Securities and Exchange Commission, as well as any other public filings and press releases.
Contact:
Eagle Rock Energy Partners, L.P.
281-408-1203
Jeff Wood
Senior Vice President and Chief Financial Officer

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